Exhibit 99.1

PRESS RELEASE	Contact:	Tiffany K. Glenn
For Immediate Release		Executive Vice President
Investor Relations Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES SHAREHOLDERS APPROVE

INCREASE TO AUTHORIZED COMMON SHARES

AND POTENTIAL EXCHANGE OF PREFERRED STOCK

Norfolk, Virginia, December 10, 2009: Hampton Roads Bankshares, Inc. (Nasdaq: HMPR), the financial holding company for Bank of Hampton Roads and Shore Bank, today announced that at a special meeting of shareholders held this morning, a majority of shareholders voted affirmatively for the following two proposals:

•

In accordance with NASDAQ rules, the authorization of potential transactions that would allow holders of the Company’s Series A preferred stock and Series B preferred stock to exchange their shares for newly issued shares of the Company’s common stock. The proposal received 10,745,311 votes for; 844,711 votes against; and 50,400 shares abstained from voting.

•

Authorization to increase the Company’s authorized common stock from 70 million shares to 100 million shares. The proposal received 14,542,229 votes for; 1,541,590 votes against; and 91,646 shares abstained from voting.

"We are pleased that we received such strong shareholder support in favor of the two proposals,” said President and Chief Executive Officer John A.B. “Andy” Davies, Jr. “For the latter half of this year, our management and Board have devoted their full attention to developing a plan to increase our capital and strengthen our balance sheet. With a multi-faceted capital management plan now in place, the approval of these two measures increases our flexibility in executing some of its components.”

Davies went on to say, “The exchange offer is only one initiative that we have identified in our capital management plan, and the Board may or may not decide to pursue it. If we do proceed with a formal exchange offer of the Company’s Series A and Series B preferred shares, then an Exchange Plan document conforming to the terms just approved by our common shareholders will be filed publicly with the SEC. The transaction, which could increase our tangible common equity, will be pursued only if the Board deems it to be in the best interests of our common shareholders and the long-term value of their investments.”

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates twenty-eight banking offices in the Hampton Roads region of southeastern Virginia and twenty-four offices in Virginia and North Carolina doing business as Gateway Bank & Trust Co. Shore

Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance and investment products. Shares of the Company's common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

##